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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports of the Trex Company, Inc. dated September 10, 1998, the Trex Company LLC dated March 6, 1998 (except Notes 10 and 11, as to which the date is ______) and August 31, 1998 (except Notes 11 and 12, as to which the date is
______), and Mobil Composite Products Division of Mobil Oil Corporation dated June 24, 1998, in the Registration Statement (Form S-1 No. 333________ ) and related Prospectus of the Trex Company, Inc. for the registration of __________ shares of its common stock.

Vienna, Virginia
September ___, 1998



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The foregoing consent is in the form that will be signed upon the completion of the  restatement of the capital amounts for the recapitalization as described in
Note 11 to the financial statements as of and for the year ended December 31, 1997 and Note 12 for the financial statements as of and for the six months ended June 30, 1998.

Vienna, Virginia
September 11, 1998

                                                           /s/ Ernst & Young LLP